                                                                      Exhibit 24

                               POWER OF ATTORNEY

Know all by these presents that the undersigned, William Patrick Henry, hereby constitutes and appoints Michael A. Goldstein as his true and lawful attorney-
in-fact to:

(1)   execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Authentidate Holding Corp. (the "Company"), a Form ID,
Uniform Application for Access Codes to File on EDGAR and Forms 3, 4 and 5
(including amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder; and

(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Forms
3, 4 or 5, and any amendments thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned agrees that such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney- in-fact.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof
("Prior Powers of Attorney"), and the authority of the attorneys-in- fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact; or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of June, 2015.

/s/ William Patrick Henry
-------------------------------------
Name:   William Patrick Henry